Exhibit 23.1






                      CONSENT OF INDEPENDENT AUDITORS

   We consent to the use of our reports dated March 13, 1998 with respect to the consolidated balance sheets of VASCO CORP. and subsidiaries as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows, and related schedule for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this registration statement on Form S-8.

                                 /s/ KPMG Peat Marwick LLP



   Chicago, Illinois
   September  3, 1998